LOAN AGREEMENT

Agreement, made as of the 15th day of December, 1995, by and between Curtiss-Wright Flight Systems/Shelby, Inc., an Ohio Corporation, with an office at 1200 Wall Street West, Lyndhurst, New Jersey 07071 (hereinafter called "Curtiss") and American Tissue Corporation, a New York corporation, with offices at 35 Engle Street, Hicksville, New York 11801 (hereinafter called "American Tissue").

                              W I T N E S S E T H:

Whereas, on or about December 15, 1995, Curtiss and American Tissue entered into a written lease agreement ("lease"), pursuant to which American Tissue leased from Curtiss certain premises situated in Curtiss' Wood-Ridge Business Complex ("Premises") on the terms and conditions set forth in the lease;

Whereas, certain renovations are to be performed at the Premises consisting of the removal of all existing woodblock flooring at the Premises and the replacement thereof with a concrete flooring;

Whereas, Curtiss shall cause certain portions of the flooring work to be performed at its sole cost and expense, consisting of the discarding and disposal of all woodblocks, and American Tissue will cause the balance of the flooring work to be performed by contractors selected by it; and

Whereas, Curtiss has agreed to pay $300,000.00 of the cost of the work being caused to be performed by American Tissue, less the actual cost incurred by Curtiss in respect of the work to be performed by Curtiss as herein set forth up to a maximum of $84,700.00 ("Curtiss' Cost"), and has agreed to make a loan to American Tissue in an amount not to exceed $920,000.00 in connection with the work to be performed on behalf of American Tissue, to be repaid by American Tissue to Curtiss subject to and in accordance with the terms and provisions of this agreement.

Now, therefore , in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as, follows:

1. Curtiss hereby consents to the performance on behalf of American Tissue of the renovation at the Premises consisting of the taking-up of all existing woodblock flooring in each of the building areas of the Premises and the installation therein of concrete flooring, such work to be performed by American Tissue's contractor ("Contractor") in accordance with the applicable BOCA, construction codes then in effect. Notwithstanding anything to the contrary contained herein or in the lease, American Tissue shall not be required to cause the removal of such concrete flooring or the restoration of the woodblock flooring at the end of the term of the lease or earlier termination thereof.



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2. Upon receipt of written notice from American Tissue or the contractor that the existing woodblock flooring at each building area of the Premises has been taken-up, Curtiss shall forthwith (i) supply and cause to be delivered to each such building an adequate number of bins or other appropriate containers for the deposit of such woodblocks, which bins and/or containers shall be removed from the Premises as and when same are filled, and (ii) cart, discard and dispose of such woodblocks in accordance with all applicable federal, state and local laws, orders, rules and regulations, including, without limitation, all applicable environmental and health laws, rules, orders and regulations, all such work to be performed in a good and workerlike manner. Curtiss shall be fully liable for, and shall indemnify and hold American Tissue harmless from and against, any and all obligations, claims, losses, liabilities, demands, damages, penalties, judgments, costs and expenses, including, without limitation, attorneys' fees, court costs and disbursements, arising out of, relating to or in connection with the performance of Curtiss' work hereunder. American Tissue shall be fully liable for, and shall indemnify and hold Curtiss harmless from and against, any and all obligations, claims, losses, liabilities, demands, damages, penalties, judgments, costs and expenses, including, without limitation, attorneys' fees, court costs and disbursements, arising out of, relating to or in connection with the performance of American Tissue's work hereunder.

3. Curtiss shall reimburse American Tissue, within ten (10) days following Curtiss' receipt of American Tissue's Contractor's paid invoices, up to the sum of $300,000.00 less Curtiss' Cost. In addition, Curtiss shall loan to American Tissue, within ten (10) days following Curtiss' receipt of American Tissue's Contractor's paid invoices, up to $920,000.00 for the cost of the removal of the woodblock flooring and the installation of the new concrete flooring.

4. American Tissue shall repay Curtiss in one hundred and twenty (120) monthly payments as hereinafter set forth, the aggregate sums actually loaned by Curtiss to American Tissue in accordance with the provisions of the last sentence of paragraph 3 above, together with interest thereon from the later of (i) August 1, 1996 or (ii) one month following the delivery of the last building area to American Tissue pursuant to the lease at the rate of eight (8%) percent per annum (the "Loan"). Subject to the terms hereof, the Loan shall be payable in one hundred twenty (120) equal, consecutive monthly installments of Principal and interest, payable on the first day of each month commencing thirty (30) days following the later of (i) August 1, 1996 or (ii) one month following the delivery of the last building area to American Tissue pursuant to the lease. Payments made more than ten (10) days after the due date thereof shall be subject to a late payment penalty of interest at the rate of four (4) percent per annum payable from and after the eleventh day following the due date thereof until such payment is made.


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5. Simultaneously with the execution hereof, American Tissue shall deliver to
Curtiss' counsel a promissory note in the form annexed hereto as Exhibit "A" (the "Note") evidencing the Loan. The Note shall be held in escrow by Curtiss, counsel pending the full and proper completion of the work whereupon the Note shall be (a) appropriately completed by inserting (i) as the principal sum due, the aggregate amount actually loaned by Curtiss in accordance with the provisions hereof, and (ii) the amount of the monthly installments and the dates for the payment of same, determined in accordance with the provisions of paragraph 4 hereof, (b) released from escrow, and (c) delivered to Curtiss.

6. American Tissue shall have the right at any time to prepay the Loan, in whole or in part, without the payment of any premium, charge or penalty. Partial prepayments shall be applied in inverse order of maturity.

7. Upon the occurrence of any of the following events, all obligations hereunder owing by American Tissue to Curtiss shall become forthwith due and payable on demand of Curtiss without presentment, demand for payment, notice of dishonor, protest, or notice of protest of any kind, all of which are hereby expressly waived by American Tissue:

     (i) A default by American Tissue in the payment, when due, of any part of the principal or interest, which default remains uncured following ten
          (10) days' written notice from Curtiss to American Tissue.

     (ii) The insolvency or bankruptcy of American Tissue, or the making by-American Tissue of an assignment for the benefit of creditors, or the consent of American Tissue to the appointment of a trustee or a receiver or other officer of a court to take possession of all of American Tissue's assets or the appointment of a trustee or receiver or other officer of a court to take possession of all of American Tissue's assets, without its consent, where no discharge is effected within 90 days.

8. Simultaneously with the execution hereof, Curtiss shall receive an opinion from counsel to American Tissue that (i) American Tissue has taken all necessary corporate action to authorize the execution, delivery and performance of this agreement; and (ii) this agreement is a valid and binding legal obligation of American Tissue subject to applicable bankruptcy, reorganization and similar laws in effect from time to time, except as the enforceability may be limited by
(a) applicable laws, rules and/or regulations relating to creditors' rights generally, (b) bankruptcy, reorganization, insolvency, moratorium or other similar laws, and/or (c) the application of equitable principles. In addition, Curtiss shall receive LaSalle National Bank's consent to this loan transaction.


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9.   (a)  Neither the failure nor any delay on the part of either party to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege.

     (b) This agreement shall be binding upon and inure to the benefit of American Tissue and Curtiss and their respective successors and assigns.

     (c) This agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

     (d) In the event suit is instituted to enforce the terms of this agreement, American Tissue hereby submits to the jurisdiction of the courts of the State of New Jersey. American Tissue further agrees that it shall reimburse Curtiss for its reasonable attorney's fees necessarily paid by Curtiss in the enforcement of this agreement.

     In witness whereof the parties have caused this agreement to be executed by their duly authorized officers.

                                                  AMERICAN TISSUE CORPORATION

                                                  By: /s/ N. Elghanayan
                                                     ---------------------------
                                                      President


                                                  CURTISS-WRIGHT FLIGHT SYSTEMS/
                                                  SHELBY, Inc.

                                                  By: /s/ David Lasky
                                                     ---------------------------
                                                      Chairman


ESCROW PROVISIONS AGREED TO:

/s/ Stephen R. Bosin
- -----------------------------
Stephen R. Bosin, Esq.


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